UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2009

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

1-3141	JERSEY CENTRAL POWER & LIGHT COMPANY	21-0485010
(A New Jersey Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 27, 2009, Jersey Central Power & Light Company (JCP&L) issued and sold $300,000,000 aggregate principal amount of its 7.35% Senior Notes due 2019 (Senior Notes) pursuant to the terms of an Underwriting Agreement (Underwriting Agreement), dated January 22, 2009, among JCP&L and Greenwich Capital Markets, Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC, acting as representatives of the several underwriters listed in Schedule I thereto.  The Senior Notes are registered under JCP&L’s automatic shelf registration statement on Form S-3 (SEC File No. 333-153608-03) which was filed and became effective on September 22, 2008.

The Senior Notes were issued under the Indenture dated as of July 1, 1999, as supplemented, between JCP&L and The Bank of New York Mellon Trust Company, N.A., as successor trustee.  The terms of the Senior Notes are as set forth in the Form of 7.35% Senior Notes filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference. The Senior Notes will mature on February 1, 2019 and bear interest at the rate of 7.35% per annum payable on February 1 and August 1 in each year, beginning on August 1, 2009, until maturity.  The Senior Notes are redeemable, in whole or in part, at JCP&L’s option, at any time prior to maturity at a “make-whole” redemption price as set forth in the Form of 7.35% Senior Notes.

JCP&L intends to use the net proceeds from the sale of the Senior Notes to repay short-term debt, to repurchase equity, for capital expenditures, and to the extent available, for general corporate purposes.

The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated January 22, 2009, among Jersey Central Power & Light Company and Greenwich Capital Markets, Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC, acting as representatives of the several underwriters listed in Schedule I of the Underwriting Agreement.

4.1	Form of 7.35% Senior Notes due 2019.
5.1	Opinion of Morgan, Lewis & Bockius LLP.
5.2	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1 hereto).
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.2 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 28, 2009

JERSEY CENTRAL POWER & LIGHT COMPANY
Registrant

/s/ Paulette R. Chatman
Paulette R. Chatman
Controller